Exhibit 16

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                           GOLDSTEIN GOLUB KESSLER LLP
                  Certified Public Accountants and Consultants

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November 7, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

We have read the first two paragraphs of Item 4.01 of Form 6-K dated November 7, 2006 of ICTS International N.V. and are in agreement with the statements contained therein.

/s/ Goldstein Golub Kessler LLP
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GOLDSTEIN GOLUB KESSLER LLP